Exhibit 5.1

July 18, 2023 GeoVax Labs, Inc.

1900 Lake Park Drive

Smyrna, Georgia 30080

RE:	GeoVax Labs, Inc. ATM Equity Offering

Ladies and Gentlemen:

We have acted as legal counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $6,529,000 to be offered and sold from time to time pursuant to a prospectus supplement dated July 18, 2023 (the “Prospectus Supplement”) and the accompanying prospectus dated January 26, 2021 (together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s registration statement on Form S-3 (File No. 333- 252437) (together with the Prospectus, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold by the Company through or to H.C. Wainwright & Co., LLC (the “Manager”), as sales agent and/or principal, in accordance with that certain At The Market Offering Agreement, dated July 18, 2023, by and between the Company and the Manager (the “Offering Agreement”), as described in the Prospectus Supplement.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

H.C. Wainwright & Co., LLC
July 18, 2023

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the sales agreement constitutes the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Additionally, we have assumed that the issuance of the Shares, including the minimum price per share of each Share issued, is conducted in accordance with and in a manner consistent with the authorization by the Company’s board of directors prior to the date hereof (the “Authorization”).

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares have been duly authorized and, upon future issuance in accordance with the Authorization, will be validly issued, fully paid and nonassessable.

This opinion is limited to the General Corporate Law of the State of Delaware (“DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K with the SEC on the date hereof, which is incorporated by reference into the Registration Statement and to the reference to name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

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This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

WOMBLE BOND DICKINSON (US) LLP

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